EXHIBIT (99)(a)

NEWS RELEASE	July 25, 2022

Contact:	Lance A. Sellers
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER 2022 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported second quarter 2022 results with highlights as follows:

Second quarter 2022 highlights:

•	Net earnings were $3.2 million or $0.59 per share and $0.57 per diluted share for the three months ended June 30, 2022, as compared to $4.6 million or $0.82 per share and $0.80 per diluted share for the same period one year ago.

•	The Bank recognized $293,000 in Small Business Administration (SBA) Paycheck Protection Program (PPP) loan fee income during the three months ended June 30, 2022, as compared to $1.5 million in PPP loan fee income for the same period one year ago.

Year to date highlights:

•	Net earnings were $6.7 million or $1.21 per share and $1.18 per diluted share for the six months ended June 30, 2022, as compared to $8.7 million or $1.55 per share and $1.51 per diluted share for the same period one year ago.

•	The Bank recognized $893,000 in SBA PPP loan fee income during the six months ended June 30, 2022, as compared to $2.5 million in PPP loan fee income for the same period one year ago.

•	Cash dividends were $0.51 per share during the six months ended June 30, 2022, as compared to $0.32 per share for the prior year period.

•	Total loans were $959.5 million at June 30, 2022, as compared to $884.9 million at December 31, 2021, despite a $16.6 million reduction in PPP loans during the six months ended June 30, 2022.

•	Non-performing assets were $3.6 million or 0.21% of total assets at June 30, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021.

•	Total deposits were $1.5 billion at June 30, 2022, compared to $1.4 billion at December 31, 2021.

•	Core deposits, a non-GAAP measure, were $1.5 billion or 97.93% of total deposits at June 30, 2022, compared to $1.4 billion or 98.14% of total deposits at December 31, 2021.

•	Net interest margin was 2.83% for the six months ended June 30, 2022, compared to 2.99% for the year ended December 31, 2021.

Net earnings were $3.2 million or $0.59 per share and $0.57 per diluted share for the three months ended June 30, 2022, as compared to $4.6 million or $0.82 per share and $0.80 per diluted share for the prior year period.  Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in second quarter net earnings to a decrease in net interest income, an increase in the provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income compared to the prior year period, as discussed below.

Net interest income was $11.3 million for the three months ended June 30, 2022, compared to $11.7 million for the three months ended June 30, 2021.  The decrease in net interest income is due to a $525,000 decrease in interest income, which was partially offset by a $198,000 decrease in interest expense.  The decrease in interest income is primarily due to a $1.1 million decrease in interest income and fees on loans, which was partially offset by an increase in interest income on balances due from banks and an increase in interest income on investment securities.  The decrease in interest income and fees on loans is primarily due to a decrease in fee income on SBA PPP loans.  The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits.  The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities.  Net interest income after the provision for loan losses was $10.9 million for the three months ended June 30, 2022, compared to $11.9 million for the three months ended June 30, 2021.  The provision for loan losses for the three months ended June 30, 2022 was $410,000, compared to a recovery of $226,000 for the three months ended June 30, 2021.  The increase in the provision for loan losses is primarily attributable to an increase in reserves due to a net increase in the volume of loans in the general reserve pool.

Non-interest income was $7.3 million for the three months ended June 30, 2022, compared to $6.0 million for the three months ended June 30, 2021.  The increase in non-interest income is primarily attributable to a $1.4 million increase in appraisal management fee income due to an increase in the volume of appraisals, which was partially offset by a $624,000 decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained for the Bank’s portfolio.

Non-interest expense was $14.2 million for the three months ended June 30, 2022, compared to $12.1 million for the three months ended June 30, 2021.  The increase in non-interest expense is primarily attributable to a $1.1 million increase in appraisal management fee expense due to an increase in the volume of appraisals and a $777,000 increase in salaries and employee benefits expense primarily due to an increase in insurance costs.

Net earnings were $6.7 million or $1.21 per share and $1.18 per diluted share for the six months ended June 30, 2022, as compared to $8.7 million or $1.55 per share and $1.51 per diluted share for the prior year period.  The decrease in year-to-date net earnings is primarily attributable to a decrease in net interest income, an increase in the provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income compared to the prior year period, as discussed below.

Net interest income was $22.0 million for the six months ended June 30, 2022, compared to $22.8 million for the six months ended June 30, 2021.  The decrease in net interest income is due to a $1.1 million decrease in interest income, which was partially offset by a $350,000 decrease in interest expense.  The decrease in interest income is primarily due to a $2.0 million decrease in interest income and fees on loans, which was partially offset by an increase in interest income on balances due from banks and an increase in interest income on investment securities.  The decrease in interest income and fees on loans is primarily due to a decrease in fee income on SBA PPP loans.  The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits.  The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities.  Net interest income after the provision for loan losses was $21.5 million for the six months ended June 30, 2022, compared to $23.5 million for the six months ended June 30, 2021.  The provision for loan losses for the six months ended June 30, 2022 was $481,000, compared to a recovery of $681,000 for the six months ended June 30, 2021.  The increase in the provision for loan losses is primarily attributable to an increase in reserves due to a net increase in the volume of loans in the general reserve pool.

Non-interest income was $14.4 million for the six months ended June 30, 2022, compared to $11.9 million for the six months ended June 30, 2021.  The increase in non-interest income is primarily attributable to a $3.1 million increase in appraisal management fee income due to an increase in the volume of appraisals, which was partially offset by a $1.3 million decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained for the Bank’s portfolio.

Non-interest expense was $27.6 million for the six months ended June 30, 2022, compared to $24.4 million for the six months ended June 30, 2021.  The increase in non-interest expense is primarily attributable to a $2.4 million increase in appraisal management fee expense due to an increase in the volume of appraisals and a $443,000 increase in salaries and employee benefits expense primarily due to an increase in insurance costs.

Income tax expense was $806,000 for the three months ended June 30, 2022, compared to $1.2 million for the three months ended June 30, 2021.  The effective tax rate was 20.03% for the three months ended June 30, 2022, compared to 20.55% for the three months ended June 30, 2021.  Income tax expense was $1.7 million for the six months ended June 30, 2022, compared to $2.2 million for the six months ended June 30, 2021.  The effective tax rate was 19.87% for the six months ended June 30, 2022, compared to 20.41% for the six months ended June 30, 2021.

Total assets were $1.7 billion as of June 30, 2022, compared to $1.6 billion at December 31, 2021.  Available for sale securities were $426.8 million as of June 30, 2022, compared to $406.5 million as of December 31, 2021.  Total loans were $959.5 million as of June 30, 2022, compared to $884.9 million as of December 31, 2021.  The increase in loans was achieved despite a $16.6 million reduction in PPP loans during the six months ended June 30, 2022.  The Bank had $1.4 million and $18.0 million in PPP loans at June 30, 2022 and December 31, 2021, respectively.

Non-performing assets were $3.6 million or 0.21% of total assets at June 30, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021.  Non-performing assets include $3.6 million in commercial and residential mortgage loans and $21,000 in other loans at June 30, 2022, compared to $3.2 million in commercial and residential mortgage loans and $51,000 in other loans at December 31, 2021.

The allowance for loan losses was $9.8 million or 1.02% of total loans at June 30, 2022, compared to $9.4 million or 1.06% at December 31, 2021.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.5 billion at June 30, 2022, compared to $1.4 billion at December 31, 2021.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.5 billion and $1.4 billion at June 30, 2022 and December 31, 2021, respectively.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s funding base.  Certificates of deposit in amounts of $250,000 or more totaled $30.9 million at June 30, 2022, compared to $26.3 million at December 31, 2021.

Securities sold under agreements to repurchase were $37.1 million at June 30, 2022 and December 31, 2021.  Junior subordinated debentures were $15.5 million at June 30, 2022 and December 31, 2021.  Shareholders’ equity was $112.4 million, or 6.70% of total assets, at June 30, 2022, compared to $142.4 million, or 8.77% of total assets, at December 31, 2021.  The decrease in shareholders’ equity is primarily due to an increase in the unrealized loss on investment securities available for sale due to rate changes from December 31, 2021 to June 30, 2022.  The Company repurchased 22,000 shares of its common stock during the six months ended June 30, 2022 under the Company’s stock repurchase program, which was authorized in January 2022.

Peoples Bank operates 17 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

CONSOLIDATED BALANCE SHEETS

June 30, 2022, December 31, 2021 and June 30, 2021

(Dollars in thousands)

	June 30, 2022	December 31, 2021	June 30, 2021
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$47,953	$44,711	$47,151
Interest-bearing deposits	175,754	232,788	240,158
Cash and cash equivalents	223,707	277,499	287,309

Investment securities available for sale	426,804	406,549	367,529
Other investments	2,791	3,668	3,758
Total securities	429,595	410,217	371,287

Mortgage loans held for sale	1,288	3,637	5,501

Loans	959,473	884,869	888,360
Less: Allowance for loan losses	(9,789)	(9,355)	(9,287)
Net loans	949,684	875,514	879,073

Premises and equipment, net	16,001	16,104	17,217
Cash surrender value of life insurance	17,500	17,365	17,164
Accrued interest receivable and other assets	39,120	23,857	22,022
Total assets	$1,676,895	$1,624,193	$1,599,573

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$559,163	$514,319	$512,577
Interest-bearing demand, MMDA & savings	833,094	797,179	775,009
Time, $250,000 or more	30,856	26,333	26,631
Other time	70,857	74,917	77,837
Total deposits	1,493,970	1,412,748	1,392,054

Securities sold under agreements to repurchase	37,146	37,094	31,249
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	17,909	16,518	15,432
Total liabilities	1,564,489	1,481,824	1,454,199

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,641,030 shares at 6/30/22, 5,661,569 shares at
12/31/21, 5,789,166 shares at 6/30/21	52,752	53,305	56,910
Common stock held by deferred compensation trust,
at cost; 165,984 shares at 6/30/22, 162,193 shares
at 12/31/21, 158,985 shares at 6/30/21	(2,099)	(1,992)	(1,901)
Deferred compensation	2,099	1,992	1,901
Retained earnings	92,741	88,968	84,504
Accumulated other comprehensive income (loss)	(33,087)	96	3,960
Total shareholders' equity	112,406	142,369	145,374

Total liabilities and shareholders' equity	$1,676,895	$1,624,193	$1,599,573

CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2022 and 2021

(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,934	$11,003	$19,676	$21,667
Interest on due from banks	442	48	553	83
Interest on investment securities:
U.S. Government sponsored enterprises	585	682	1,096	1,220
State and political subdivisions	1,010	758	1,953	1,397
Other	21	26	43	72
Total interest income	11,992	12,517	23,321	24,439

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	366	543	769	1,040
Time deposits	141	191	287	403
Junior subordinated debentures	103	71	178	142
Other	34	37	73	72
Total interest expense	644	842	1,307	1,657

NET INTEREST INCOME	11,348	11,675	22,014	22,782
PROVISION FOR (RECOVERY OF) LOAN LOSSES	410	(226)	481	(681)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,938	11,901	21,533	23,463

NON-INTEREST INCOME:
Service charges	1,374	910	2,542	1,836
Other service charges and fees	178	171	371	383
Mortgage banking income	99	723	299	1,593
Insurance and brokerage commissions	256	238	496	498
Appraisal management fee income	3,439	2,005	6,945	3,821
Miscellaneous	1,982	1,993	3,721	3,782
Total non-interest income	7,328	6,040	14,374	11,913

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,443	5,666	12,292	11,849
Occupancy	1,932	1,939	3,848	3,892
Appraisal management fee expense	2,757	1,634	5,529	3,090
Other	3,111	2,893	5,915	5,569
Total non-interest expense	14,243	12,132	27,584	24,400

EARNINGS BEFORE INCOME TAXES	4,023	5,809	8,323	10,976
INCOME TAXES	806	1,194	1,654	2,240

NET EARNINGS	$3,217	$4,615	$6,669	$8,736

PER SHARE AMOUNTS
Basic net earnings	$0.59	$0.82	$1.21	$1.55
Diluted net earnings	$0.57	$0.80	$1.18	$1.51
Cash dividends	$0.18	$0.16	$0.51	$0.32
Book value	$20.53	$25.82	$20.53	$25.82

FINANCIAL HIGHLIGHTS

For the three and six months ended June 30, 2022 and 2021, and the year ended December 31, 2021

(Dollars in thousands)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2022	2021	2022	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$455,331	$346,889	$434,439	$305,127	$349,647
Loans	917,833	916,393	901,586	931,714	908,682
Earning assets	1,599,469	1,477,256	1,580,926	1,425,990	1,483,519
Assets	1,668,029	1,563,570	1,655,156	1,510,789	1,568,417
Deposits	1,485,729	1,370,159	1,462,320	1,319,755	1,372,857
Shareholders' equity	117,141	141,167	129,413	142,566	147,741

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	2.87%	3.20%	2.83%	3.26%	2.99%
Return on average assets	0.77%	1.18%	0.81%	0.89%	0.96%
Return on average shareholders' equity	11.02%	13.11%	10.39%	9.43%	10.24%
Average shareholders' equity to total average assets	7.02%	9.03%	7.82%	9.44%	9.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,426	$9,532	$9,355	$9,908	$9,908
Provision for (Recovery of) loan losses	410	(226)	481	(681)	(1,163)
Charge-offs	(124)	(151)	(284)	(236)	(762)
Recoveries	77	132	237	296	1,372
Balance, end of period	$9,789	$9,287	$9,789	$9,287	$9,355

	June 30, 2022	June 30, 2021	December 31, 2021
	(Unaudited)	(Unaudited)	(Audited)
ASSET QUALITY:
Non-accrual loans	$3,586	$3,378	$3,230
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,586	$3,378	$3,230
Non-performing assets to total assets	0.21%	0.21%	0.20%
Loans modifications related to COVID-19	$-	$283	$-
Allowance for loan losses to non-performing assets	272.98%	274.93%	289.63%
Allowance for loan losses to total loans	1.02%	1.05%	1.06%
Allowance for loan losses to total loans, excluding PPP loans	1.02%	1.09%	1.08%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.57%	0.63%	0.78%
Risk Grade 2 (high quality)	19.38%	19.16%	19.12%
Risk Grade 3 (good quality)	72.85%	68.78%	70.41%
Risk Grade 4 (management attention)	5.79%	8.68%	7.70%
Risk Grade 5 (watch)	0.71%	1.97%	1.23%
Risk Grade 6 (substandard)	0.70%	0.78%	0.76%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At June 30, 2022, including non-accrual loans, there were no relationships exceeding $1.0 million in the Watch and Substandard risk grades.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status.  This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.